EXHIBIT 21.1

RESMED INC.

SUBSIDIARIES OF THE REGISTRANT

ResMed Corp. (a Minnesota corporation)

ResMed US Assembly Inc. (a Delaware corporation)

ResMed (Malaysia) Sdn Bhd (a Malaysian Corporation) (2)

ResMed (UK) Limited (a United Kingdom corporation) (1)

ResMed Asia Pacific Limited (incorporated under the laws of New South Wales, Australia) (1)

ResMed Deutschland GmbH (a German corporation, formerly ResMed Beteiligungs GmbH) (3)

ResMed EAP Holdings Inc. (a Delaware corporation)

ResMed Finland OY (a Finland corporation) (2)

ResMed Holdings Limited (incorporated under the laws of New South Wales, Australia)

ResMed Hong Kong Limited (a Hong Kong corporation) (2)

ResMed Germany Inc. (a Delaware corporation, formerly ResMed International Inc.)

ResMed KK (a Japanese corporation) (2)

ResMed Limited (incorporated under the laws of New South Wales, Australia) (1)

ResMed New Zealand Limited (a New Zealand Corporation) (2)

ResMed GmbH Verwaltung (a German corporation)

ResMed GmbH and Co KG (a German corporation) (4)

ResMed R&D Limited (incorporated under the laws of New South Wales, Australia) (1)

ResMed SAS (a French corporation) (2)

ResMed Singapore Pte Ltd (a Singaporean corporation) (2)

ResMed Spain SL (a Spanish corporation) (2)

ResMed Sweden AB (a Swedish corporation) (2)

ResMed Technology Motor Technologies Inc. (a Delaware corporation) (Formerly Servo Magnetics Inc.)

ResMed Schweiz AG (A Swiss corporation, formerly Labhardt AG) (2)

ResMed Austria Medizintechnik GmbH (an Austrian corporation) (2)

MAP Medische Techniek voor Arts en Patient BV (a Dutch corporation) (4)

MAP Medizin-Technologie GmbH (a German corporation) (4)

MAP Beteiligungs GmbH (a German corporation) (5)

Take Air Medical Handels GmbH (a German corporation) (6)

SCI PDG (a French corporation) (6)

OCA Beteiligung AG (a Luxembourg corporation) (6)

Hoefner Medizintechnik GmbH (a German corporation) (9)

ResMed Brasil Ltda (a Brazilian corporation) (7)

PolarMed A/S (a Danish corporation) (2)

PolarMed AS (a Norwegian corporation) (2)

ResMed Nederland BV (a Netherlands corporation) (2)

Saime SAS (a French corporation) (8)

ResMed Property Trust (incorporated under the laws of New South Wales, Australia)

ResMed Mexico, S de R.L. de C.V. (2)

ResMed India Private Ltd (2)

ResMed (Beijing) Commercial Co., Ltd (2)

(1)	A subsidiary of ResMed Holdings Limited
(2)	A subsidiary of ResMed EAP Holdings Inc.
(3)	A subsidiary of ResMed Germany Inc.
(4)	A subsidiary of ResMed Deutschland GmbH
(5)	A subsidiary of MAP Medizin-Technologie GmbH
(6)	A subsidiary of Saime SAS
(7)	A subsidiary of ResMed Corp.
(8)	A subsidiary of ResMed SAS
(9)	A subsidiary of ResMed GmbH and Co KG